Exhibit 10.4

Solar Strategy Holdings Limited

Amended and Restated 2025 Equity Incentive Plan

As Adopted and Effective on October 21, 2025

(Approved by the Shareholders on October 21, 2025)

Solar Strategy Holdings Limited
Amended and Restated 2025 Equity Incentive Plan

1.            INTRODUCTION.

The Board adopted the Plan to become effective immediately, although no Awards may be granted prior to the IPO Date. The purpose of the Plan is to promote the long-term success of the Company and the creation of shareholder value by (a) encouraging Service Providers to focus on critical long-range corporate objectives, (b) encouraging the attraction and retention of Service Providers with exceptional qualifications and (c) linking Service Providers directly to shareholder interests through increased share ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Options (which may be ISOs or NSOs), SARs, Restricted Shares and Restricted Share Units. Capitalized terms used in this Plan are defined in Article 14.

The Plan shall be governed by, and construed in accordance with, the laws of the Cayman Islands (except its choice-of-law provisions).

2.            ADMINISTRATION.

2.1            General. The Plan may be administered by the Board or one or more Committees to which the Board (or an authorized Board committee) has delegated authority. If administration is delegated to a Committee, the Committee shall have the powers theretofore possessed by the Board, including, to the extent permitted by applicable law, the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to either the Board or the Administrator shall hereafter also encompass the Committee or subcommittee, as applicable). The Board may abolish the Committee’s delegation at any time and the Board shall at all times also retain the authority it has delegated to the Committee. The Administrator shall comply with rules and regulations applicable to it, including under the rules of any exchange on which the Ordinary Shares are traded, and shall have the authority and be responsible for such functions as have been assigned to it.

2.2            Section 16. To the extent desirable to qualify transactions hereunder as exempt under Exchange Act Rule 16b-3, the transactions contemplated hereunder will be approved by the entire Board or a Committee of two or more “non-employee directors” within the meaning of Exchange Act Rule 16b-3.

2.3            Powers of Administrator. Subject to the terms of the Plan, and in the case of a Committee, subject to the specific duties delegated to the Committee, the Administrator shall have the authority to (a) select the Service Providers who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) interpret the Plan and Awards granted under the Plan, (d) determine whether, when and to what extent an Award has become vested and/or exercisable and whether any performance-based vesting conditions have been satisfied, (e) make, amend and rescind rules relating to the Plan and Awards granted under the Plan, including rules relating to sub-plans established for the purposes of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws, (f) impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant of any Ordinary Shares issued pursuant to an Award, including restrictions under an insider trading policy and restrictions as to the use of a specified brokerage firm for such resales, and (g) make all other decisions relating to the operation of the Plan and Awards granted under the Plan. In addition, with regard to the terms and conditions of Awards granted to Service Providers outside of the United States, the Administrator may vary from the provisions of the Plan (other than any requiring shareholder approval pursuant to Section 13.3) to the extent it determines it necessary and appropriate to do so.

2.4            Effect of Administrator’s Decisions. The Administrator’s decisions, determinations and interpretations shall be final and binding on all interested parties.

3.            SHARES AVAILABLE FOR GRANTS.

3.1            Basic Limitation. Ordinary Shares issued pursuant to the Plan may be authorized but unissued shares. The aggregate number of Ordinary Shares issued under the Plan shall not exceed the sum of (a) 2,000,000 Ordinary Shares and (b) the additional Ordinary Shares described in Articles 3.2 and 3.3. The Company shall reserve and keep available such number of Ordinary Shares as will be sufficient to satisfy the requirements of the Plan. The numerical limitations in this Article 3.1 shall be subject to adjustment pursuant to Article 9.

3.2            Annual Increase in Shares. On the first day of each fiscal year of the Company during the term of the Plan, commencing on January 1, 2026 and ending on (and including) January 1, 2034, the aggregate number of Ordinary Shares that may be issued under the Plan shall automatically increase by a number equal to the lesser of (a) three percent (3%) of the total number of Ordinary Shares actually issued and outstanding on the last day of the preceding fiscal year, or (b) a number of Ordinary Shares determined by the Board.

3.3            Shares Returned to Reserve. To the extent that Options, SARs, Restricted Share Units or other Awards are forfeited, cancelled or expire for any reason before being exercised or settled in full, the Ordinary Shares subject to such Awards shall again become available for issuance under the Plan. If SARs are exercised or Restricted Share Units are settled, then only the number of Ordinary Shares (if any) actually issued to the Participant upon exercise of such SARs or settlement of such Restricted Share Units, as applicable, shall reduce the number of Ordinary Shares available under Article 3.1 and the balance shall again become available for issuance under the Plan. If Restricted Shares or Ordinary Shares issued upon the exercise of Options are reacquired by the Company pursuant to a forfeiture provision, repurchase right or for any other reason, then such Ordinary Shares shall again become available for issuance under the Plan. Ordinary Shares applied to pay the Exercise Price of Options or to satisfy tax withholding obligations related to any Award shall again become available for issuance under the Plan. To the extent that an Award is settled in cash rather than Ordinary Shares, the cash settlement shall not reduce the number of Shares available for issuance under the Plan.

3.4            Awards Not Reducing Share Reserve. To the extent permitted under applicable exchange listing standards, any dividend equivalents paid or credited under the Plan with respect to Restricted Share Units shall not be applied against the number of Ordinary Shares that may be issued under the Plan, whether or not such dividend equivalents are converted into Restricted Share Units. In addition, Ordinary Shares subject to Substitute Awards granted by the Company shall not reduce the number of Ordinary Shares that may be issued under Article 3.1, nor shall shares subject to Substitute Awards again be available for Awards under the Plan in the event of any forfeiture, expiration or cash settlement of such Substitute Awards.

3.5            Code Section 422 Limit. Subject to adjustment in accordance with Article 9, no more than 4,581,545 Ordinary Shares may be issued under the Plan upon the exercise of ISOs.

4.            ELIGIBILITY.

4.1            Incentive Stock Options. Only Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the additional requirements set forth in Code Section 422(c)(5) are satisfied.

4.2            Other Awards. Awards other than ISOs may be granted to both Employees and other Service Providers.

5.            OPTIONS.

5.1            Option Agreement. Each grant of an Option under the Plan shall be evidenced by an Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Option Agreement shall specify whether the Option is intended to be an ISO or an NSO. The provisions of the various Option Agreements entered into under the Plan need not be identical.

5.2            Number of Shares. Each Option Agreement shall specify the number of Ordinary Shares subject to the Option, which number shall adjust in accordance with Article 9.

5.3            Exercise Price. Each Option Agreement shall specify the Exercise Price, which shall be determined by the Board.

5.4            Exercisability and Term. Each Option Agreement shall specify the date or event when all or any installment of the Option is to become vested and/or exercisable. The vesting and exercisability conditions applicable to the Option may include service-based conditions, performance-based conditions, such other conditions as the Administrator may determine, or any combination of such conditions. The Option Agreement shall also specify the term of the Option; provided that, except to the extent necessary to comply with applicable foreign law, the term of an Option shall in no event exceed 10 years from the date of grant. An Option Agreement may provide for accelerated vesting and/or exercisability upon certain specified events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s service.

5.5            Death of Optionee. After an Optionee’s death, any vested and exercisable Options held by such Optionee may be exercised by his or her beneficiary or beneficiaries. Each Optionee may designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Optionee’s death. If no beneficiary was designated or if no designated beneficiary survives the Optionee, then any vested and exercisable Options held by the Optionee may be exercised by his or her estate.

5.6            Modification or Assumption of Options. Within the limitations of the Plan, the Administrator may modify, reprice, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of shares and at the same or a different exercise price or in return for the grant of a different type of Award. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, materially impair his or her rights under such Option.

5.7            Buyout Provisions. The Administrator may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Administrator shall establish.

5.8            Payment for Option Shares. The entire Exercise Price of Ordinary Shares issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Ordinary Shares are purchased. In addition, the Administrator may, in its sole discretion and to the extent permitted by applicable law, accept payment of all or a portion of the Exercise Price through any one or a combination of the following forms or methods:

(i)            Subject to any conditions or limitations established by the Administrator, by surrendering, or attesting to the ownership of, Ordinary Shares that are already owned by the Optionee with a value on the date of surrender equal to the aggregate exercise price of the Ordinary Shares as to which such Option will be exercised;

(ii)           By delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Ordinary Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company;

(iii)          Subject to such conditions and requirements as the Administrator may impose from time to time, through a net exercise procedure; or

(iv)          Through any other form or method consistent with applicable laws, regulations and rules.

6.            SHARE APPRECIATION RIGHTS.

6.1            SAR Agreement. Each grant of a SAR under the Plan shall be evidenced by a SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical.

6.2            Number of Shares. Each SAR Agreement shall specify the number of Ordinary Shares to which the SAR pertains, which number shall adjust in accordance with Article 9.

6.3            Exercise Price. Each SAR Agreement shall specify the Exercise Price, which shall in no event be less than 100% of the Fair Market Value of a Ordinary Share on the date of grant. The preceding sentence shall not apply to a SAR that is a Substitute Award granted in a manner that would satisfy the requirements of Code Section 409A.

6.4            Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become vested and exercisable. The vesting and exercisability conditions applicable to the SAR may include service-based conditions, performance-based conditions, such other conditions as the Administrator may determine, or any combination thereof. The SAR Agreement shall also specify the term of the SAR; provided that except to the extent necessary to comply with applicable foreign law, the term of a SAR shall not exceed 10 years from the date of grant. A SAR Agreement may provide for accelerated vesting and exercisability upon certain specified events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s service.

6.5            Exercise of SARs. Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Ordinary Shares, (b) cash or (c) a combination of Ordinary Shares and cash, as the Administrator shall determine. The amount of cash and/or the Fair Market Value of Ordinary Shares received upon exercise of SARs shall, in the aggregate, not exceed the amount by which the Fair Market Value (on the date of surrender) of the Ordinary Shares subject to the SARs exceeds the Exercise Price. If, on the date when a SAR expires, the Exercise Price is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion. A SAR Agreement may also provide for an automatic exercise of the SAR on an earlier date.

6.6            Death of Optionee. After an Optionee’s death, any vested and exercisable SARs held by such Optionee may be exercised by his or her beneficiary or beneficiaries. Each Optionee may designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Optionee’s death. If no beneficiary was designated or if no designated beneficiary survives the Optionee, then any vested and exercisable SARs held by the Optionee at the time of his or her death may be exercised by his or her estate.

6.7            Modification or Assumption of SARs. Within the limitations of the Plan, the Administrator may modify, reprice, extend or assume outstanding share appreciation rights or may accept the cancellation of outstanding share appreciation rights (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price or in return for the grant of a different type of Award. The foregoing notwithstanding, no modification of a SAR shall, without the consent of the Optionee, materially impair his or her rights under such SAR.

7.            RESTRICTED SHARES.

7.1            Restricted Share Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Share Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Share Agreements entered into under the Plan need not be identical.

7.2            Payment for Awards. Restricted Shares may be sold or awarded under the Plan for such consideration as the Administrator may determine, including (without limitation) cash, cash equivalents, property, cancellation of other equity awards, promissory notes, past services and future services, and such other methods of payment as are permitted by applicable law.

7.3            Vesting Conditions. Each Award of Restricted Shares may or may not be subject to vesting and/or other conditions as the Administrator may determine. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Share Agreement. Vesting conditions may include service-based conditions, performance-based conditions, such other conditions as the Administrator may determine, or any combination thereof. A Restricted Share Agreement may provide for accelerated vesting upon certain specified events.

7.4            Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other shareholders, unless the Administrator otherwise provides. A Restricted Share Agreement, however, may require that any cash dividends paid on Restricted Shares (a) be accumulated and paid when such Restricted Shares vest, or (b) be invested in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the shares subject to the Award with respect to which the dividends were paid. In addition, unless the Administrator provides otherwise, if any dividends or other distributions are paid in Ordinary Shares, such Ordinary Shares shall be subject to the same restrictions on transferability and forfeitability as the Restricted Shares with respect to which they were paid.

7.5            Modification or Assumption of Restricted Shares. Within the limitations of the Plan, the Administrator may modify or assume outstanding Restricted Shares or may accept the cancellation of outstanding restricted shares (whether granted by the Company or by another issuer) in return for the grant of new Restricted Shares for the same or a different number of shares or in return for the grant of a different type of Award. The foregoing notwithstanding, no modification of Restricted Shares shall, without the consent of the Participant, materially impair his or her rights under such Restricted Shares.

8.            RESTRICTED SHARE UNITS.

8.1            Restricted Share Unit Agreement. Each grant of Restricted Share Units under the Plan shall be evidenced by a Restricted Share Unit Agreement between the recipient and the Company. Such Restricted Share Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Share Unit Agreements entered into under the Plan need not be identical.

8.2            Payment for Awards. To the extent that an Award is granted in the form of Restricted Share Units, no cash consideration shall be required of the Award recipients.

8.3            Vesting Conditions. Each Award of Restricted Share Units may or may not be subject to vesting, as determined by the Administrator. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Share Unit Agreement. Vesting conditions may include service-based conditions, performance-based conditions, such other conditions as the Administrator may determine, or any combination thereof. A Restricted Share Unit Agreement may provide for accelerated vesting upon certain specified events.

8.4            Voting and Dividend Rights. The holders of Restricted Share Units shall have no voting rights. Prior to settlement or forfeiture, Restricted Share Units awarded under the Plan may, at the Administrator’s discretion, provide for a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Ordinary Share while the Restricted Share Unit is outstanding. Dividend equivalents may be converted into additional Restricted Share Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Ordinary Shares, or in a combination of both. Prior to distribution, any dividend equivalents shall be subject to the same conditions and restrictions as the Restricted Share Units to which they attach.

8.5            Form and Time of Settlement of Restricted Share Units. Settlement of vested Restricted Share Units may be made in the form of (a) cash, (b) Ordinary Shares or (c) any combination of both, as determined by the Administrator. The actual number of Restricted Share Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Restricted Share Units into cash may include (without limitation) a method based on the average value of Ordinary Shares over a series of trading days. Vested Restricted Share Units shall be settled in such manner and at such time(s) as specified in the Restricted Share Unit Agreement. Until an Award of Restricted Share Units is settled, the number of such Restricted Share Units shall be subject to adjustment pursuant to Article 9.

8.6            Death of Recipient. Any Restricted Share Units that become payable after the recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries. Each recipient of Restricted Share Units under the Plan may designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient’s death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Restricted Share Units that become payable after the recipient’s death shall be distributed to the recipient’s estate.

8.7            Modification or Assumption of Restricted Share Units. Within the limitations of the Plan, the Administrator may modify or assume outstanding Restricted Share units or may accept the cancellation of outstanding Restricted Share units (whether granted by the Company or by another issuer) in return for the grant of new Restricted Share Units for the same or a different number of shares or in return for the grant of a different type of Award. The foregoing notwithstanding, no modification of a Restricted Share Unit shall, without the consent of the Participant, materially impair his or her rights under such Restricted Share Unit.

8.8            Creditors’ Rights. A holder of Restricted Share Units shall have no rights other than those of a general creditor of the Company. Restricted Share Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Restricted Share Unit Agreement.

9.            ADJUSTMENTS; DISSOLUTIONS AND LIQUIDATIONS; CORPORATE TRANSACTIONS.

9.1            Adjustments. In the event of a subdivision of the outstanding Ordinary Shares, a declaration of a dividend payable in Ordinary Shares, a combination or consolidation of the outstanding Ordinary Shares (by reclassification or otherwise) into a lesser number of Ordinary Shares or any other increase or decrease in the number of issued Ordinary Shares effected without receipt of consideration by the Company, proportionate adjustments shall be made to the following:

(i)            The number and kind of shares available for issuance under Article 3, including the numerical share limits in Articles 3.1 and 3.5;

(ii)            The number and kind of shares covered by each outstanding Option, SAR and Restricted Share Unit; and/or

(iii)            The Exercise Price applicable to each outstanding Option and SAR, and the repurchase price, if any, applicable to Restricted Shares.

In the event of a declaration of an extraordinary dividend payable in a form other than Ordinary Shares in an amount that has a material effect on the price of Ordinary Shares, a recapitalization, a spin-off or a similar occurrence, the Administrator may make such adjustments as it, in its sole discretion, deems appropriate to the foregoing. Any adjustment in the number of shares subject to an Award under this Article 9.1 shall be rounded down to the nearest whole share, although the Administrator in its sole discretion may make a cash payment in lieu of a fractional share. Except as provided in this Article 9, a Participant shall have no rights by reason of any issuance by the Company of shares of any class or securities convertible into shares of any class, any subdivision or consolidation of shares of shares of any class, the payment of any share dividend or any other increase or decrease in the number of shares of any class.

9.2            Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs and Restricted Share Units shall terminate immediately prior to the dissolution or liquidation of the Company.

9.3            Corporate Transactions. In the event that the Company is a party to a merger, consolidation, or a Change in Control (other than one described in Article 14.7(d)), all Ordinary Shares acquired under the Plan and all Awards outstanding on the effective date of the transaction shall be treated in the manner described in the definitive transaction agreement (or, in the event the transaction does not entail a definitive agreement to which the Company is party, in the manner determined by the Administrator, with such determination having final and binding effect on all parties), which agreement or determination need not treat all Awards (or portions thereof) in an identical manner. Unless an Award Agreement provides otherwise, the treatment specified in the transaction agreement or by the Administrator may include (without limitation) one or more of the following with respect to each outstanding Award:

(i)             The continuation of such outstanding Award by the Company (if the Company is the surviving entity);

(ii)            The assumption of such outstanding Award by the surviving entity or its parent, provided that the assumption of an Option or a SAR shall comply with applicable tax requirements;

(iii)           The substitution by the surviving entity or its parent of an equivalent award for such outstanding Award (including, but not limited to, an award to acquire the same consideration paid to the holders of Ordinary Shares in the transaction), provided that the substitution of an Option or a SAR shall comply with applicable tax requirements;

(iv)           In the case of an Option or SAR, the cancellation of such Award without payment of any consideration. An Optionee shall be able to exercise his or her outstanding Option or SAR, to the extent such Option or SAR is then vested or becomes vested as of the effective time of the transaction, during a period of not less than five full business days preceding the closing date of the transaction, unless (i) a shorter period is required to permit a timely closing of the transaction and (ii) such shorter period still offers the Optionee a reasonable opportunity to exercise such Option or SAR;

(v)            The cancellation of such Award and a payment to the Participant with respect to each share subject to the portion of the Award that is vested or becomes vested as of the effective time of the transaction equal to the excess of (A) the value, as determined by the Administrator in its absolute discretion, of the property (including cash) received by the holder of a Ordinary Share as a result of the transaction, over (if applicable) (B) the per-share Exercise Price of such Award (such excess, if any, the “Spread”).  Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving entity or its parent having a value equal to the Spread.  In addition, any escrow, holdback, earn-out or similar provisions in the transaction agreement may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of Ordinary Shares.  If the Spread applicable to an Award (whether or not vested) is zero or a negative number, then the Award may be cancelled without making a payment to the Participant. In the event that an Award is subject to Code Section 409A, the payment described in this clause (e) shall be made on the settlement date specified in the applicable Award Agreement, provided that settlement may be accelerated in accordance with Treasury Regulation Section 1.409A-3(j)(4); or

(vi)          The assignment of any reacquisition or repurchase rights held by the Company in respect of an Award of Restricted Shares to the surviving entity or its parent, with corresponding proportionate adjustments made to the price per share to be paid upon exercise of any such reacquisition or repurchase rights.

Unless an Award Agreement provides otherwise, each outstanding Award held by a Participant who remains a Service Provider as of the effective time of a merger, consolidation or Change in Control (other than one described in Article 14.7(d)) (a “Current Participant”) shall become fully vested and, if applicable, exercisable (with any performance-based vesting conditions applicable to an Award deemed achieved at 100% of target levels) immediately prior to the effective time of the transaction. However, the prior sentence shall not apply, and an outstanding Award shall not become vested and, if applicable, exercisable, if and to the extent the Award is continued, assumed or substituted as provided for in clauses (a), (b) or (c) above. In addition, the prior two sentences shall not apply to an Award held by a Participant who is not a Current Participant, unless an Award Agreement provides otherwise or unless the Company and the acquirer agree otherwise.

For avoidance of doubt, the Administrator shall have the discretion, exercisable either at the time an Award is granted or at any time while the Award remains outstanding, to provide for the acceleration of vesting upon the occurrence of a Change in Control, whether or not the Award is to be assumed or replaced in the transaction, or in connection with a termination of the Participant’s service following a transaction.

Any action taken under this Article 9.3 shall either preserve an Award’s status as exempt from Code Section 409A or comply with Code Section 409A.

10.            OTHER AWARDS.

Subject in all events to the limitations under Article 3 above as to the number of Ordinary Shares available for issuance under this Plan, the Company may grant other forms of Awards not specifically described herein and may grant awards under other plans or programs, where such awards are settled in the form of Ordinary Shares issued under this Plan. Such Ordinary Shares shall be treated for all purposes under the Plan like Ordinary Shares issued in settlement of Restricted Share Units and shall, when issued, reduce the number of Ordinary Shares available under Article 3.

11.            LIMITATION ON RIGHTS.

11.1            Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain a Service Provider. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the service of any Service Provider at any time, with or without cause, subject to applicable laws, the Company’s certificate of incorporation and by-laws and a written employment agreement (if any).

11.2            Shareholders’ Rights. Except as set forth in Article 7.4 or 8.4 above, a Participant shall have no dividend rights, voting rights or other rights as a shareholder with respect to any Ordinary Shares covered by his or her Award prior to the time that a Participant is listed on the register of members of the Company as the holder of such Ordinary Shares. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

11.3            Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Ordinary Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Ordinary Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Ordinary Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing, including without limitation, any foreign exchange laws and regulations. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed necessary by the Company’s counsel to be necessary to the lawful issuance and sale of any Ordinary Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Ordinary Shares as to which such requisite authority will not have been obtained.

11.4            Transferability of Awards. The Administrator may, in its sole discretion, permit transfer of an Award in a manner consistent with applicable law. Unless otherwise determined by the Administrator, Awards shall be transferable by a Participant only by (a) beneficiary designation, (b) a will or (c) the laws of descent and distribution; provided that, in any event, an ISO may only be transferred by will or by the laws of descent and distribution and may be exercised during the lifetime of the Optionee only by the Optionee or by the Optionee’s guardian or legal representative

11.5            Recoupment Policy. All Awards granted under the Plan, all amounts paid under the Plan and all Ordinary Shares issued under the Plan shall be subject to recoupment, clawback or recovery by the Company in accordance with applicable law and with Company policy (whenever adopted) regarding same, whether or not such policy is intended to satisfy the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Sarbanes-Oxley Act, or other applicable law, as well as any implementing regulations and/or listing standards thereunder.

11.6            Other Conditions and Restrictions on Ordinary Shares. Any Ordinary Shares issued under the Plan shall be subject to such forfeiture conditions, rights of repurchase, rights of first refusal, other transfer restrictions and such other terms and conditions as the Administrator may determine. Such conditions and restrictions shall be set forth in the applicable Award Agreement and shall apply in addition to any restrictions that may apply to holders of Ordinary Shares generally. In addition, Ordinary Shares issued under the Plan shall be subject to such conditions and restrictions imposed either by applicable law or by Company policy, as adopted from time to time, designed to ensure compliance with applicable law or laws with which the Company determines in its sole discretion to comply including in order to maintain any statutory, regulatory or tax advantage.

12.            TAXES.

12.1            General. It is a condition to each Award under the Plan that a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any federal, state, local or foreign withholding tax obligations that arise in connection with any Award granted under the Plan. The Company shall not be required to issue any Ordinary Shares or make any cash payment under the Plan unless such obligations are satisfied.

12.2            Share Withholding. To the extent that applicable law subjects a Participant to tax withholding obligations, the Administrator may permit such Participant to satisfy all or part of such obligations by having the Company withhold all or a portion of any Ordinary Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Ordinary Shares that he or she previously acquired. Such Ordinary Shares shall be valued on the date when they are withheld or surrendered. Any payment of taxes by assigning Ordinary Shares to the Company may be subject to restrictions including any restrictions required by the SEC, accounting or other rules.

12.3            Section 409A Matters. Except as otherwise expressly set forth in an Award Agreement, it is intended that Awards granted under the Plan either be exempt from, or comply with, the requirements of Code Section 409A. To the extent an Award is subject to Code Section 409A (a “409A Award”), the terms of the Plan, the Award and any written agreement governing the Award shall be interpreted to comply with the requirements of Code Section 409A so that the Award is not subject to additional tax or interest under Code Section 409A, unless the Administrator expressly provides otherwise. In the event that any (i) provision of the Plan or an Award Agreement, (ii) Award, payment, transaction or (iii) other action or arrangement contemplated by the provisions of the Plan is determined by the Administrator to not comply with the applicable requirements of Code Section 409A, the Administrator shall have the authority to take such actions and to make such changes to the Plan or an Award Agreement as the Administrator deems necessary to comply with such requirements; provided, however, that no such action shall materially impair a Participant’s rights under an Award without the consent of the affected Participant. A 409A Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order for it to comply with the requirements of Code Section 409A. No payment that constitutes deferred compensation under Code Section 409A that would otherwise be made under the Plan or an Award Agreement upon a termination of service will be made or provided unless and until such termination is also a “separation from service,” as determined in accordance with Code Section 409A. If any amount under a 409A Award is payable upon a “separation from service” to an individual who is considered a “specified employee” (as each term is defined under Code Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the Participant’s separation from service or (ii) the Participant’s death, but only to the extent such delay is necessary to prevent such payment from being subject to Code Section 409A(a)(1). For purposes of Code Section 409A, a Participant’s right to receive any installment payments pursuant to this Plan or any Award granted hereunder shall be treated as a right to receive a series of separate and distinct payments. For the avoidance of doubt, each applicable tranche of Ordinary Shares subject to vesting under any Award shall be considered a right to receive a series of separate and distinct payments.

12.4            Limitation on Liability. Neither the Company nor any person serving as Administrator shall have any liability to a Participant in the event an Award held by the Participant fails to achieve its intended characterization under applicable tax law.

13.            FUTURE OF THE PLAN.

13.1            Term of the Plan. The Plan, as set forth herein, shall become effective on the date of its adoption by the Board. The Plan shall terminate automatically 10 years after the date when the Board adopted the Plan.

13.2            Amendment or Termination. The Board may, at any time and for any reason, amend or terminate the Plan. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

13.3            Shareholder Approval. To the extent required by applicable law, the Plan will be subject to the approval of the Company’s shareholders within 12 months of its adoption date. An amendment of the Plan shall be subject to the approval of the Company’s shareholders only to the extent required by applicable laws, regulations or rules, including the rules and regulations of the principal U.S. national securities exchange on which the Ordinary Shares are traded.

14.            Definitions.

14.1            “Administrator” means the Board or any Committee administering the Plan in accordance with Article 2.

14.2            “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

14.3            “Award” means any award granted under the Plan, including as an Option, a SAR, a Restricted Share award, a Restricted Share Unit award or another form of equity-based compensation award.

14.4            “Award Agreement” means a Stock Option Agreement, a SAR Agreement, a Restricted Share Agreement, a Restricted Share Unit Agreement or such other agreement evidencing an Award granted under the Plan.

14.5            “Board” means the Company’s Board of Directors, as constituted from time to time and, where the context so requires, reference to the “Board” may refer to a Committee to whom the Board has delegated authority to administer any aspect of this Plan.

14.6            “Change in Control” means:

(i)            Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then-outstanding voting securities;

(ii)           The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(iii)           The consummation of a merger or consolidation of the Company with or into any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; or

(iv)          Individuals who are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board over a period of 12 months; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction. In addition, if a Change in Control constitutes a payment event with respect to any Award which provides for a deferral of compensation and is subject to Code Section 409A, then notwithstanding anything to the contrary in the Plan or applicable Award Agreement the transaction with respect to such Award must also constitute a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Code Section 409A.

(g)           “Code” means the Internal Revenue Code of 1986, as amended.

(h)           “Code Section 409A” means Section 409A of the Code and the Treasury Regulations and other guidance issued thereunder.

(i)            “Committee” means a committee of one or more members of the Board, or of other individuals satisfying applicable laws, appointed by the Board to administer the Plan.

(j)            “Company” means Solar Strategy Holdings Limited, a Cayman Islands exempted limited liability company.

(k)           “Consultant” means a consultant or adviser who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Securities Act.

(l)            “Employee” means a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

(m)          “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n)           “Exercise Price,” in the case of an Option, means the amount for which one Ordinary Share may be purchased upon exercise of such Option, as specified in the applicable Option Agreement. “Exercise Price,” in the case of a SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Ordinary Share in determining the amount payable upon exercise of such SAR.

(o)           “Fair Market Value” means the closing price of a Ordinary Share on any established stock exchange or a national market system on the applicable date or, if the applicable date is not a trading day, on the last trading day prior to the applicable date, as reported in a source that the Administrator deems reliable. If Ordinary Shares are not traded on an established stock exchange or a national market system, the Fair Market Value shall be determined by the Administrator in good faith on such basis as it deems appropriate. The Administrator’s determination shall be conclusive and binding on all persons. Notwithstanding the foregoing, the determination of Fair Market Value in all cases shall be in accordance with the requirements set forth under Section 409A of the Code to the extent necessary for an Award to comply with, or be exempt from, Section 409A of the Code.

(p)           “IPO Date” means the effective date of the registration statement filed by the Company with the Securities and Exchange Commission for its initial offering of the Ordinary Shares to the public.

(q)           “ISO” means an incentive stock option described in Code Section 422(b).

(r)            “NSO” means an option not described in Code Sections 422 or 423.

(s)            “Option” means an ISO or NSO granted under the Plan and entitling the holder to purchase Ordinary Shares.

(t)            “Option Agreement” means the agreement consistent with the terms of the Plan between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

(u)           “Optionee” means an individual or estate holding an Option or SAR.

(v)           “Ordinary Share” means one Class A ordinary share of the Company.

(w)          “Outside Director” means a member of the Board who is not an Employee.

(x)            “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns shares possessing 50% or more of the total combined voting power of all classes of shares in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(y)           “Participant” means an individual or estate holding an Award.

(z)            “Plan” means this Solar Strategy Holdings Limited Amended and Restated 2025 Equity Incentive Plan, as amended from time to time.

(aa)         “Restricted Share” means an Ordinary Share awarded under Article 7 of the Plan.

(bb)         “Restricted Share Agreement” means the agreement consistent with the terms of the Plan between the Company and the recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Share.

(cc)         “Restricted Share Unit” means a bookkeeping entry representing the equivalent of one Ordinary Share, as awarded under the Plan.

(dd)         “Restricted Share Unit Agreement” means the agreement consistent with the terms of the Plan between the Company and the recipient of a Restricted Share Unit that contains the terms, conditions and restrictions pertaining to such Restricted Share Unit.

(ee)         “SAR” means a share appreciation right granted under the Plan.

(ff)           “SAR Agreement” means the agreement consistent with the terms of the Plan between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her SAR.

(gg)         “Securities Act” means the Securities Act of 1933, as amended.

(hh)         “Service Provider” means any individual who is an Employee, Outside Director or Consultant, including any prospective Employee, Outside Director or Consultant who has accepted an offer of employment or service and will be an Employee, Outside Director or Consultant after the commencement of their service.

(ii)            “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns shares possessing 50% or more of the total combined voting power of all classes of shares in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(jj)            “Substitute Awards” means Awards or Ordinary Shares issued by the Company in assumption of, or substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by an entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines to the extent permitted by the applicable exchange listing requirements.